Exhibit 10.2

CONSENT, AMENDMENT AND WAIVER

This CONSENT, AMENDMENT AND WAIVER (this “Consent”) is made and entered into as of March 22, 2022 by and among Nanomix Corporation, a Delaware corporation (which was formerly known as Boston Therapeutics, Inc.) (the “Company”) and HT Investments MA LLC (the “Investor”).

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of June 25, 2021 (as amended and in effect from time to time, including any replacement agreement therefor, the “Purchase Agreement”), among the Company, the Investor and the other purchasers thereto (each an “Other Investor”, and together with the Investor, the “Investors’), the Investors purchased from the Company, and the Company issued to the Investors certain Senior Secured Convertible Notes, in the aggregate principal amount of approximately $8.4 million (together with any notes issued in exchange therefor or replacement thereof, as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Notes”) and convertible into Common Stock (as defined in the Purchase Agreement) and warrants to purchase Common Stock (together with any warrants issued in exchange therefor or replacement thereof, as the same may be amended (the “Warrants”),

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of the date hereof in the form attached hereto as Exhibit A (the “New Purchase Agreement”), among the Company and the purchasers signatory thereto (collectively, the “New Investors”), the New Investors have agreed to purchase, and the Company has agreed to issue, shares of the Company’s series C convertible preferred stock for an aggregate purchase price of up to $3,000,000.00 (the “New Preferred Stock”) and certain warrants to purchase Common Stock, exercisable into up to 360,000 shares of Common Stock, with an exercise price of $2.0587, an expiration date of five years from the date of issuance (the “New Warrants”); and

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Transaction Documents. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement. This Consent shall constitute a Transaction Document for all purposes of the Purchase Agreement and the other Transaction Documents.

2. Waiver and Consent. Effective as of the Effective Time (as defined below):

(a) Subject to Section 2(c) below, the Investor hereby consents to Company’s entry into the New Purchase Agreement and the issuance of the New Preferred Stock and New Warrants issued as part of the New Purchase Agreement and, solely with respect to the transactions contemplated by the New Purchase Agreement, hereby waives any restriction, covenant or other obligation of the Company in the Purchase Agreement, the Notes or any other transaction document entered into between the parties in order for the Company to enter into, consummate the transactions contemplated by and perform its obligations under the New Purchase Agreement and issue the New Preferred Stock and the New Warrants.

(b) Solely with respect to the issuance of the New Preferred Stock and the New Warrants pursuant to the New Purchase Agreement, and not with respect to any other Subsequent Placement, the Investor hereby waives the right of participation as set forth in Section 4(o) of the Purchase Agreement.

(c) As a condition to the waiver and consent provided herein, the Company hereby acknowledges and agrees, that notwithstanding anything set forth in the New Purchase Agreement, the New Warrants, the certificate of designations of the New Preferred Stock and/or any other related agreement or security, the Company shall not pay cash to any person pursuant to the New Purchase Agreement, the New Preferred Stock or New Warrants (or any Convertible Security or indebtedness created or issued in exchange therefor or otherwise in connection therewith, as applicable, or any other agreement related thereto) at any time any Notes remain outstanding, and any such payment obligation arising thereunder shall be held in abeyance and shall be expressly subordinate to the rights of the holders of Notes with respect thereto; provided, that the Company shall be permitted to satisfy any such obligations to any such person in shares of Common Stock or New Preferred Stock in accordance therewith.

(d) Notwithstanding the foregoing, nothing herein shall be deemed to amend, modify or waive any adjustments to the conversion price of the Notes or the exercise price of the Warrants, as applicable, that may, from time to time, occur in accordance with the terms thereof upon the Company’s issuance of the New Preferred Stock, New Warrants and/or any security issuable upon conversion or exercise thereof, as applicable.

3. Conditions to Effectiveness of Consent. This Consent shall become effective (the “Effective Time”) upon (x) the Company’s payment of the Fee Amount (as defined below) and (y) execution and delivery of this Consent (and/or consents in the form of this Consent (each, an “Other Consent”)) by the Company and the Required Holders (as defined in the Purchase Agreement).

4. No Implied Consent or Waiver. Except as expressly set forth in this Consent, this Consent shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Purchasers under the Purchase Agreement, the Registration Rights Agreement or the other Transaction Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Purchase Agreement, Registration Rights Agreement or the other Transaction Documents, all of which shall continue in full force and effect. Nothing in this Consent shall be construed to imply any willingness on the part of the Purchasers to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Purchase Agreement, Registration Rights Agreement or the other Transaction Documents.

5. Disclosure of Transaction. On or before 9:30 a.m., New York time, on the first Business Day after the date of this Consent, the Company shall disclose in a Current Report on Form 8-K all the material terms of the transactions contemplated hereby (the “Cleansing Release”). From and after dissemination of the Cleansing Release, the Company shall have disclosed all material, non-public information (if any) provided to the Investor by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby. To the extent that the Company delivers any material, non-public information to the Investor from and after the Cleansing Release without the Investor’s express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon and after the Cleansing Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

6. Fees. The Company shall pay Kelley Drye & Warren, LLP (counsel to the Investor) a non-accountable amount of $15,000 in connection with preparing and delivering this Consent (the “Fee Amount”).

7. Incorporation by Reference. Each of Sections 9(a) (Governing Law; Jurisdiction; Jury Trial), 9(b) (Counterparts), 9(d) (Severability; Maximum Payment Amounts), 9(e) (Entire Agreement; Amendments); 9(f) (Notices); 9(g) (Successors and Assigns) 9(j) (Further Assurances) and 9(l) (Construction) of the Purchase Agreement are hereby incorporated herein by reference to refer to this Consent, mutatis mutandis.

8. Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Investor and this Consent. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Consent shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Consent shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 8 shall apply similarly and equally to each Settlement Document.

9. Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Consent are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Consent. Nothing contained herein or in any Other Consent, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Consent or any Other Consent and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Consent or any Other Consent. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Consent, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

NANOMIX CORPORATION

By:
Name:
Title:

HT INVESTMENTS MA LLC
as the Investor

By:
Name:
Title:

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